Exhibit 99.1

Talos Energy Announces Organizational Updates

Houston, Texas, April 25, 2024 – Talos Energy Inc. (“Talos” or the “Company”) (NYSE: TALO) today announced updates to its organization that support Talos’s growth and strategic priorities and the recently closed QuarterNorth Energy Inc. (“QuarterNorth”) acquisition.

Sergio Maiworm, who joined Talos in 2018, was promoted to Executive Vice President and will continue to serve as Chief Financial Officer. Mr. Maiworm was appointed Senior Vice President and Chief Financial Officer in July 2023. Mr. Maiworm’s promotion was effective April 24, 2024.

In connection with Talos’s acquisition of QuarterNorth, Talos appointed former QuarterNorth employees Jim Brysch as Vice President – Marketing and Truitt Smith as Vice President – Geosciences, effective April 1, 2024.

Francisco Noyola, who joined Talos in 2018, was promoted to Vice President – Mexico, effective April 15, 2024.

Clay Jeansonne joined Talos on April 1, 2024, as Vice President – Investor Relations, having most recently served as Director of Investor Relations at Earthstone Energy, Inc.

John Parker, who previously served as Executive Vice President of New Ventures, left Talos effective April 24, 2024.

President and Chief Executive Officer Tim Duncan commented: “In connection with the integration of QuarterNorth, we have promoted several individuals and expanded our leadership team. I am confident their leadership will further strengthen our position as a premier E&P offshore operator as we continue to focus on our strategic priorities and future growth. I would also like to thank John, who played an integral part in forming Talos, for his years of service, dedication, and invaluable contributions to our company. During his tenure, he was a vital part of several significant discoveries, including the Zama Field in Mexico and the Tornado Field in the Gulf of Mexico. I wish John continued success.”

ABOUT TALOS ENERGY

Talos Energy (NYSE: TALO) is a technically driven, innovative, independent energy company focused on maximizing long-term value through its Upstream Exploration & Production business in the United States Gulf of Mexico and offshore Mexico. We leverage decades of technical and offshore operational expertise to acquire, explore, and produce assets in key geological trends while maintaining a focus on safe and efficient operations, environmental responsibility and community impact. For more information, visit www.talosenergy.com.

INVESTOR RELATIONS CONTACT

Clay Jeansonne

+1.713.328.3011

investor@talosenergy.com

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This communication may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this communication, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this communication, the words “will,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast,” “may,” “objective,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, the timing and success of strategic plan and the other risks discussed in “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the U.S. Securities and Exchange Commission.

Talos Energy Inc.	333 Clay St., Suite 3300, Houston, TX 77002

Should one or more of the risks or uncertainties described herein occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this communication are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this communication.

Talos Energy Inc.	333 Clay St., Suite 3300, Houston, TX 77002